EXHIBIT 5

             Opinion of Brobeck, Phleger & Harrison

                        September 7, 1995


KOMAG, INCORPORATED
275 South Hillview Drive
Milpitas, California 95035

     RE:      KOMAG, INCORPORATED -- REGISTRATION STATEMENT FOR
              OFFERING OF 60,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 60,000 shares of the Common Stock of Komag, Incorporated (the "Company") authorized for issuance under the KMT 1995 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We   hereby    consent   to   the    filing  of
this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,




                                   BROBECK, PHLEGER & HARRISON



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